Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES EARNINGS FOR Q1 2015, UP 0.5%; ASSET

GROWTH TO RECORD SIZE OF $3.8 BB; REGULAR DIVIDEND DECLARED

Medford, MA, April 14, 2015—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $4,959,000 for the quarter ended March 31, 2015, or $0.89 per Class A share diluted, an increase of 0.5% compared to net income of $4,932,000, or $0.89 per Class A share diluted, for the same period a year ago. Total assets increased 4.1% from $3.6 billion at December 31, 2014 to $3.8 billion at March 31, 2015. Earnings are up slightly compared to the same period last year; however, the harsh winter caused increased expenses and lower revenues during the first quarter of 2015 compared to the same period a year ago.

Net interest income totaled $16.4 million for the quarter ended March 31, 2015 compared to $16.5 million for the same period in 2014. The 0.6% decrease in net interest income for the period is primarily due to a decrease in the net interest margin. The net interest margin decreased from 2.27% on a fully taxable equivalent basis in 2014 to 2.12% on the same basis for 2015. This was primarily the result of a decrease in rates on earning assets. Also, interest expense increased slightly as a result of an increase in deposit balances and there was a 7.8% increase in the average balances of earning assets, combined with a similar increase in average deposits.

The provision for loan losses decreased by $400,000 from $600,000 for the quarter ended March 31, 2014 to $200,000 for the same period in 2015, primarily as a result of stable loan balances and low charge-off levels. The Company’s effective tax rate decreased from 5.6% in 2014 to 4.2% in 2015 primarily as a result of an increase in tax-exempt income.

At March 31, 2015, total equity was $197.8 million compared to $192.5 million at December 31, 2014. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased as a result of a decrease in unrealized losses on securities available-for-sale and securities transferred from available-for-sale to held-to-maturity and amortization of the pension liability. During the third quarter of 2013, $987.0 million of securities available-for-sale with unrealized losses of $25.3 million were transferred to securities held-to-maturity. This was done in response to rising interest rates.

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The Company’s leverage ratio stood at 6.60% at March 31, 2015, compared to 6.91% at December 31, 2014. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of March 31, 2015 was $35.53 per share compared to $34.57 at December 31, 2014.

The Company’s allowance for loan losses was $22.5 million or 1.68% of loans outstanding at March 31, 2015, compared to $22.3 million or 1.68% of loans outstanding at December 31, 2014 and $21.3 million or 1.68% of loans outstanding at March 31, 2014. The increase in the allowance for loan losses was due to the increase in the size of the loan portfolio. Non-performing assets totaled $4.3 million at March 31, 2015, compared to $4.1 million at December 31, 2014 and $1.6 million at March 31, 2014.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 15, 2015 to stockholders of record on May 1, 2015.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-six full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2015	December 31, 2014
Assets
Cash and Due From Banks	$59,680	$43,367
Federal Funds Sold and Interest-bearing Deposits In Other Banks	5,945	261,991

Short-term Investments	2,139	2,131

Securities Available-For-Sale (AFS)	455,931	448,390

Securities Held-to-Maturity	1,773,607	1,406,792

Federal Home Loan Bank of Boston stock, at cost	24,916	24,916

Loans:
Commercial & Industrial	157,637	149,732
Municipal	41,406	41,850
Construction & Land Development	25,347	22,744
Commercial Real Estate	691,811	696,272
Residential Real Estate	258,558	257,305
Consumer and Other	10,508	12,188
Home Equity	156,063	151,275

Total Loans	1,341,330	1,331,366
Less: Allowance for Loan Losses	22,529	22,318

Net Loans	1,318,801	1,309,048

Bank Premises and Equipment, net	24,179	24,182
Accrued Interest Receivable	6,913	6,241
Goodwill	2,714	2,714
Other Assets	98,498	94,264

Total Assets	$3,773,323	$3,624,036

Liabilities
Demand Deposits	$508,820	$484,928

Interest Bearing Deposits:
Savings and NOW Deposits	1,063,551	978,619
Money Market Accounts	960,668	890,899
Time Deposits	382,456	383,145

Total Interest Bearing Deposits	2,406,675	2,252,663

Total Deposits	2,915,495	2,737,591

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	260,390	212,360
Other Borrowed Funds	307,642	395,500

Total Borrowed Funds	568,032	607,860

Other Liabilities	55,885	50,002
Subordinated Debentures	36,083	36,083

Total Liabilities	3,575,495	3,431,536

Total Stockholders’ Equity	197,828	192,500

Total Liabilities & Stockholders’ Equity	$3,773,323	$3,624,036

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter ended March 31, 2015 and 2014

(in thousands)

	Quarter ended March 31,
	2015	2014

Interest Income:
Loans	$12,076	$12,449
Securities Held-to-Maturity	8,168	7,780
Securities Available-for-Sale	732	820
Federal Funds Sold and Interest-bearing Deposits In Other Banks	196	82

Total Interest Income	21,172	21,131

Interest Expense:
Savings and NOW Deposits	628	609
Money Market Accounts	782	639
Time Deposits	1,156	1,085
Securities Sold Under Agreements to Repurchase	114	101
Other Borrowed Funds and Subordinated Debentures	2,085	2,183

Total Interest Expense	4,765	4,617

Net Interest Income	16,407	16,514

Provision For Loan Losses	200	600

Net Interest Income After
Provision for Loan Losses	16,207	15,914

Other Operating Income
Service Charges on Deposit Accounts	1,913	2,034
Lockbox Fees	788	777
Net Gain on Sales of Loans	99	7
Other Income	705	652

Total Other Operating Income	3,505	3,470

Operating Expenses
Salaries and Employee Benefits	9,134	8,875
Occupancy	1,605	1,442
Equipment	593	572
FDIC Assessment	503	480
Other	2,703	2,790

Total Operating Expenses	14,538	14,159

Income Before Income Taxes	5,174	5,225

Income Tax Expense	215	293

Net Income	$4,959	$4,932

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	March 31, 2015	March 31, 2014
Assets
Cash and Due From Banks	$71,131	$65,827
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	300,638	121,093

Securities Available-For-Sale (AFS)	466,673	494,242
Securities Held-to-Maturity (HTM)	1,530,383	1,492,839

Total Loans	1,338,433	1,265,049
Less: Allowance for Loan Losses	22,511	21,193

Net Loans	1,315,922	1,243,856

Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(16,432)	(23,077)
Bank Premises and Equipment	24,244	23,336
Accrued Interest Receivable	7,071	7,195
Goodwill	2,714	2,714
Other Assets	96,015	86,313

Total Assets	$3,798,359	$3,514,338

Liabilities
Demand Deposits	$490,020	$468,623

Interest Bearing Deposits:
Savings and NOW Deposits	1,096,744	1,072,313
Money Market Accounts	999,901	904,036
Time Deposits	377,433	376,793

Total Interest Bearing Deposits	2,474,078	2,353,142

Total Deposits	2,964,098	2,821,765

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	248,508	226,927
Other Borrowed Funds	303,024	216,212

Total Borrowed Funds	551,532	443,139

Other Liabilities	51,639	33,610
Subordinated Debentures	36,083	36,083

Total Liabilities	3,603,352	3,334,597

Total Stockholders’ Equity	195,007	179,741

Total Liabilities & Stockholders’ Equity	$3,798,359	$3,514,338

Total Average Earning Assets - YTD	$3,636,127	$3,373,223

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	March 31, 2015	March 31, 2014

Performance Measures:

Earnings per average Class A share, diluted, quarter	$0.89	$0.89
Return on average assets, year-to-date	0.53%	0.57%
Return on average stockholders’ equity, year-to-date	10.31%	11.13%
Net interest margin (taxable equivalent), quarter	2.12%	2.27%
Efficiency ratio, year-to-date	64.6%	63.3%
Book value per share	$35.53	$32.77
Tangible book value per share	$35.04	$32.28
Tangible capital / tangible assets	5.17%	5.13%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,567,909	5,558,177

Shares outstanding Class A	3,600,729	3,582,479
Shares outstanding Class B	1,967,180	1,974,180

Total shares outstanding at period end	5,567,909	5,556,659

Asset Quality and Other Data:

Allowance for loan losses / loans	1.68%	1.68%
Nonaccrual loans	$4,260	$1,560
Nonperforming assets	$4,260	$1,560
Loans 90 days past due and still accruing	$34	$—
Accruing troubled debt restructures	$3,238	$5,811
Net (recoveries) charge-offs, year-to-date	$(11)	$282

Leverage ratio	6.60%*	6.57%
Common equity tier 1 risk weighted capital ratio	11.00%*	n/a
Tier 1 risk weighted capital ratio	12.78%*	13.84%
Total risk weighted capital ratio	13.93%*	15.09%
Total risk weighted assets	$1,965,046 *	$1,672,745

*	computed utilizing recently implemented Basel III regulatory capital framework.